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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 5, 2003 relating to the financial statements and financial statement schedules, which appears in Griffon Corporation's Annual Report on Form 10-K for the year ended September 30, 2003. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

PRICEWATERHOUSECOOPERS LLP
New York, New York February 4, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS